UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 92117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors

On September 11, 2018, the Generation Next Franchise Brands, Inc.’s Board of Directors appointed Mr. Christopher Maudlin as a Director and he accepted as of September 11, 2018.

Maudlin is Senior Vice President and National Director of the Private Client Group with Artivest, a premier provider of alternative investment and technology solutions headquartered in New York and San Diego. Maudlin brings more than 14 years of finance and investment industry experience to Generation NEXT Franchise Brands. Prior to joining Artivest’s predecessor firm, Altegris, in 2009, Chris worked in investment advisory and wealth management roles with Merrill Lynch and Morgan Stanley. Maudlin holds a bachelor’s degree from the University of California, Davis, along with the Chartered Alternative Investment Analyst (CAIA) designation.

In joining the Board, Maudlin will serve as an Independent Audit and Compensation Committee Chairman, a key appointment for Generation NEXT as the company grows and looks to the future. The independent audit and compensation committee is charged with assisting the Board in its oversight of the integrity of the company’s financial statements and internal controls; compliance with legal and regulatory requirements and the company’s ethical standards and policies; preparing the audit committee report for inclusion in the company’s annual proxy statement; as well as oversight of executive and employee compensation and benefits.

Item 9.01 Financial Statements and Exhibits

Exhibits:
99.1	Press Release
99.2	Offer Letter

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: September 13, 2018	By:	/s/ Arthur Budman
Arthur Budman
Chief Financial Officer

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